EXHIBIT 7.5

Map/Parcel ID Number: 13146C C061

Recordation Requested By/Return to:
STEWART TITLE COMPANY
500 N. BROADWAY, STE 900
ST. LOUIS, MO 63102
File No. TAIREF261082172

Send Tax Notices to:
Tirios Propco Series LLC - 709 Georgetown, a series of Tirios Propco Series LLC
5900 BALCONES DRIVE, STE 100
AUSTIN, TX 78731

STATE OF Texas
COUNTY OF Williamson

QUIT CLAIM DEED

THIS INDENTURE made the 18 day of September 2026, between **Tirios Atlas Acquisition, LLC a/k/a TIRIOS ATLAS ACQUISTION, LLC, a Delaware limited liability company**, whose principal address is 5900 BALCONES DRIVE, STE 100, AUSTIN, TX 78731, as party or parties of the first part, hereinafter called Grantor, and **Tirios Propco Series LLC - 709 Georgetown, a Series of Tirios Propco Series LLC, a Delaware limited liability company**, whose principal address is 5900 BALCONES DRIVE, STE 100, AUSTIN, TX 78731, as party or parties of the second part, hereinafter called Grantee (the words "Grantor" and "Grantee" to include their respective heirs, successors, and assigns where the context requires or permits).

WITNESSETH that: Grantor, for and in consideration of the sum of one dollar ($1.00) and other valuable considerations in hand paid at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, by these presents does hereby remise, release and forever **QUITCLAIM** unto said Grantee, their heirs and assigns, all the right, title, interest, claim, or demand the said Grantor has or may have had in and to the following described property, to-wit:

All that tract or parcel of land lying and being in Land Lot 146 of the 13th District of Clayton County, Georgia and being Lot 206, Georgetown Commons Subdivision, as per plat recorded in Plat Book 35, Pages 170-175, Clayton County, Georgia Records, to which reference is hereby made for the purpose of incorporating the same herein.

Being the same property conveyed to TIRIOS ATLAS ACQUISTION, LLC, a Delaware limited liability company by Limited Warranty Deed from LANDA APP LLC - 709 Georgetown Court Jonesboro GA LLC, a Delaware series limited liability company, dated March 6, 2026, recorded on March 20, 2026, as Book 14193, Page 631.

Map/Parcel ID Number: 13146C C061
For information purposes only: 709 GEORGETOWN CT, JONESBORO, GA 30236

TO HAVE AND TO HOLD the said described premises to grantee, their heirs, and assigns, so that neither Grantor, nor its successors or any person or persons claiming under grantor hereafter, by any way or means, have claim or demand any right, title, or interest in or to the aforesaid premises or appurtenances, or any parts thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Grantor has signed and sealed this deed, the day and year first above written.

Signed, sealed, and delivered

September 18, 20 26

In the presence of:

(Unofficial witness)

SHIKHA KOTHARI

(Unofficial witness)

(Notary Public)

Brenda S. Paiz

(Notary Public)

My commission expires: 6/11/2030

(Notary seal)

Tirios Atlas Acquisition, LLC, a Delaware limited liability company

By: Tirios Atlas GP, LLC, a Delaware limited liability company
Its: Managing Member

By: Tirios Corporation, a Delaware limited liability company
Its: Managing Member

(seal)

Print Name: **Sachin Latawa**
Print Title: **Director**

BRENDA S PAIZ
Notary ID #128297083
My Commission Expires
June 11, 2030

(corporate seal)

This Instrument Prepared By:
THOMAS ALLGOOD, GA Bar No. 531347
o/b/o BC LAW FIRM, P.A.
1521 CONCORD PIKE SUITE 301
WILMINGTON, DE 19803

APPRAISAL OF REAL PROPERTY

LOCATED AT
709 Georgetown Ct
Jonesboro, GA 30236
District: 13 Land Lot: 146 Block: 061 Lot:1

FOR
HouseMax Funding
3711 S MoPac Expy Bldg 2 Ste 400, Austin, TX 78746

Austin, TX 78746

OPINION OF VALUE
202,000

AS OF
08/24/2026

BY
Mark Dowdell
A-GAMM Valuations, Incorporated
P.O. Box 84
Union City, GA 30291
4047352876
mktdemand@bellsouth.net

Borrower	Sachin Latawa			File No.	AGV082426		
Property Address	709 Georgetown Ct						
City	Jonesboro	County	Clayton	State	GA	Zip Code	30236
Lender/Client	HouseMax Funding						

APPRAISAL AND REPORT IDENTIFICATION

This Report is one of the following types:

- [X] Appraisal Report (A written report prepared under Standards Rule 2-2(a) , pursuant to the Scope of Work, as disclosed elsewhere in this report.)
- [ ] Restricted Appraisal Report (A written report prepared under Standards Rule 2-2(b) , pursuant to the Scope of Work, as disclosed elsewhere in this report, restricted to the stated intended use only by the specified client and any other named intended user(s).)

Comments on Standards Rule 2-3

I certify that, to the best of my knowledge and belief:
- The statements of fact contained in this report are true and correct.
- The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are my personal, impartial, and unbiased professional analyses, opinions, and conclusions.
- Unless otherwise indicated, I have no present or prospective interest in the property that is the subject of this report and no personal interest with respect to the parties involved.
- Unless otherwise indicated, I have performed no services, as an appraiser or in any other capacity, regarding the property that is the subject of this report within the three-year period immediately preceding acceptance of this assignment.
- I have no bias with respect to the property that is the subject of this report or the parties involved with this assignment.
- My engagement in this assignment was not contingent upon developing or reporting predetermined results.
- My compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.
- My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice that were in effect at the time this report was prepared.
- Unless otherwise indicated, I have made a personal inspection of the property that is the subject of this report.
- Unless otherwise indicated, no one provided significant real property appraisal assistance to the person(s) signing this certification (if there are exceptions, the name of each individual providing significant real property appraisal assistance is stated elsewhere in this report).

Reasonable Exposure Time

(USPAP defines Exposure Time as the estimated length of time that the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal.)

My Opinion of Reasonable Exposure Time for the subject property at the market value stated in this report is:

A reasonable amount of exposure time would be 3 to 6 months.

Comments on Appraisal and Report Identification

Note any USPAP-related issues requiring disclosure and any state mandated requirements:

esign.alamode.com/verify Serial:51F7D409

APPRAISER:

Signature: Mark Dowdell
Name: Mark Dowdell
Certified General
State Certification #: CG2318
or State License #:
State: GA Expiration Date of Certification or License: 12/31/2026
Date of Signature and Report: 08/26/2026
Effective Date of Appraisal: 08/24/2026
Inspection of Subject: [ ] None [X] Interior and Exterior [ ] Exterior-Only
Date of Inspection (if applicable): 08/24/2026

SUPERVISORY or CO-APPRAISER (if applicable):

Signature:
Name:
State Certification #:
or State License #:
State: Expiration Date of Certification or License:
Date of Signature:
Inspection of Subject: [ ] None [ ] Inter[...] [ ] Exterior-Only
Date of Inspection (if applicable):

Mark Dowdell
Serial# 51F7D409
esign.alamode.com/verify

Uniform Residential Appraisal Report

File # AGV082426

The purpose of this summary appraisal report is to provide the lender/client with an accurate, and adequately supported, opinion of the market value of the subject property.

SUBJECT

Property Address 709 Georgetown Ct | City Jonesboro | State GA | Zip Code 30236

Borrower Sachin Latawa | Owner of Public Record Line 1632 LLC | County Clayton

Legal Description District: 13 Land Lot: 146 Block: 061 Lot:1

Assessor's Parcel # 13146C C061 | Tax Year 2025 | R.E. Taxes $ 3,458

Neighborhood Name Georgetown Commons | Map Reference 12054 | Census Tract 0404.17

Occupant ☐ Owner ☒ Tenant ☐ Vacant | Special Assessments $ 0 | ☒ PUD | HOA $ 42 ☐ per year ☒ per month

Property Rights Appraised ☒ Fee Simple ☐ Leasehold ☐ Other (describe)

Assignment Type ☐ Purchase Transaction ☒ Refinance Transaction ☐ Other (describe)

Lender/Client HouseMax Funding | Address 3711 S MoPac Expy Bldg 2 Ste 400, Austin, TX 78746

Is the subject property currently offered for sale or has it been offered for sale in the twelve months prior to the effective date of this appraisal? ☒ Yes ☐ No

Report data source(s) used, offering price(s), and date(s). DOM 11; The subject property sold 03/06/2026 for $124,400 per Clayton County Tax Assessors website.

CONTRACT

I ☐ did ☐ did not analyze the contract for sale for the subject purchase transaction. Explain the results of the analysis of the contract for sale or why the analysis was not performed.

Contract Price $ | Date of Contract | Is the property seller the owner of public record? ☐ Yes ☐ No Data Source(s)

Is there any financial assistance (loan charges, sale concessions, gift or downpayment assistance, etc.) to be paid by any party on behalf of the borrower? ☐ Yes ☐ No

If Yes, report the total dollar amount and describe the items to be paid.

NEIGHBORHOOD

Note: Race and the racial composition of the neighborhood are not appraisal factors.

Neighborhood Characteristics				One-Unit Housing Trends				One-Unit Housing			Present Land Use %	
Location	☐ Urban	☒ Suburban	☐ Rural	Property Values	☐ Increasing	☒ Stable	☐ Declining	PRICE $ (000)		AGE (yrs)	One-Unit	55 %
Built-Up	☐ Over 75%	☒ 25-75%	☐ Under 25%	Demand/Supply	☐ Shortage	☒ In Balance	☐ Over Supply	70	Low	19	2-4 Unit	3 %
Growth	☐ Rapid	☒ Stable	☐ Slow	Marketing Time	☐ Under 3 mths	☒ 3-6 mths	☐ Over 6 mths	330	High	67	Multi-Family	2 %
								125	Pred.	63	Commercial	35 %
											Other	5 %

Neighborhood Boundaries The neighborhood boundaries are Mt. Zion Rd to the north and Battle Creek Rd to the south, Jonesboro Rd/GA Hwy 54 to the east and Tara Blvd/Hwy 19/41 to the west.

Neighborhood Description The Subject property is located in Clayton county approximately 13 radial miles south of the Central Business District of Atlanta. Interstate - 75 is under a 5 mile radius from the Subject property which gives access to Atlanta. You will find Shopping Centers, Fire and Police protection, areas of employment, areas of recreation, schools and business services with in a 5 mile radius of the Subject property.

Market Conditions (including support for the above conclusions) Demand for housing in this area appears to be stable. There appears to be a proper balance between supply and demand. The average marketing time in the subject's neighborhood is 3 to 6 months. The Subject neighborhood is predominantly owner occupied with values ranging from $.

SITE

Dimensions 111x31 | Area 3441 sf | Shape Rectangle | View N;Res;

Specific Zoning Classification PUD | Zoning Description Planned Unit District

Zoning Compliance ☒ Legal ☐ Legal Nonconforming (Grandfathered Use) ☐ No Zoning ☐ Illegal (describe)

Is the highest and best use of subject property as improved (or as proposed per plans and specifications) the present use? ☒ Yes ☐ No If No, describe The relevant, legal, physical, and economic factors were analyzed. Based on the factors examined, the current use of the subject is the highest and best use.

Utilities	Public	Other (describe)		Public	Other (describe)	Off-site Improvements - Type	Public	Private
Electricity	☒	☐	Water	☒	☐	Street Paved Asphalt / Typical	☒	☐
Gas	☒	☐	Sanitary Sewer	☒	☐	Alley None	☐	☐

FEMA Special Flood Hazard Area ☐ Yes ☒ No | FEMA Flood Zone X | FEMA Map # 13063C0078F | FEMA Map Date 06/07/2017

Are the utilities and off-site improvements typical for the market area? ☒ Yes ☐ No If No, describe

Are there any adverse site conditions or external factors (easements, encroachments, environmental conditions, land uses, etc.)? ☐ Yes ☒ No If Yes, describe

There are no apparent adverse easements, encroachments, or special assessments noted at the time of the inspection. The subject appears to comply with zoning regulations in Clayton County.

IMPROVEMENTS

General Description		Foundation		Exterior Description	materials/condition	Interior	materials/condition
Units ☒ One ☐ One with Accessory Unit		☒ Concrete Slab	☐ Crawl Space	Foundation Walls	Poured Concrete/Av	Floors	Laminate/Carp/Av
# of Stories	2	☐ Full Basement	☐ Partial Basement	Exterior Walls	Vinyl/Avg	Walls	Drywall / Avg
Type ☐ Det. ☒ Att. ☐ S-Det./End Unit		Basement Area	0 sq.ft.	Roof Surface	Asphalt Shing/Avg	Trim/Finish	Crown Molding/Av
☒ Existing ☐ Proposed ☐ Under Const.		Basement Finish	0 %	Gutters & Downspouts	Aluminum/Avg	Bath Floor	Laminate/Avg
Design (Style)	Townhouse	☐ Outside Entry/Exit	☐ Sump Pump	Window Type	Vinyl/Avg	Bath Wainscot	Fiberglass/Avg
Year Built	2005	Evidence of ☐ Infestation		Storm Sash/Insulated	Insulated	Car Storage	☐ None
Effective Age (Yrs)	17	☐ Dampness	☐ Settlement	Screens	Aluminum/Avg	☒ Driveway	# of Cars 2
Attic	☐ None	Heating ☒ FWA ☐ HWBB	☐ Radiant	Amenities	☐ Woodstove(s) # 0	Driveway Surface	Poured Concrete
☒ Drop Stair	☐ Stairs	☐ Other	Fuel None	☐ Fireplace(s) # 0	☐ Fence None	☒ Garage	# of Cars 1
☐ Floor	☐ Scuttle	Cooling ☒ Central Air Conditioning		☒ Patio/Deck 1	☒ Porch 1	☐ Carport	# of Cars 0
☐ Finished	☐ Heated	☐ Individual	☐ Other	☐ Pool None	☐ Other None	☒ Att. ☐ Det.	☐ Built-in

Appliances ☒ Refrigerator ☒ Range/Oven ☒ Dishwasher ☐ Disposal ☒ Microwave ☒ Washer/Dryer ☐ Other (describe)

Finished area above grade contains: 6 Rooms 3 Bedrooms 2.5 Bath(s) 1,593 Square Feet of Gross Living Area Above Grade

Additional features (special energy efficient items, etc.). Ceiling fans were the additional features the Appraiser noted at the time of the inspection.

Describe the condition of the property (including needed repairs, deterioration, renovations, remodeling, etc.). C3;No updates in the prior 15 years;Quality of construction in average overall condition.

Are there any physical deficiencies or adverse conditions that affect the livability, soundness, or structural integrity of the property? ☐ Yes ☒ No If Yes, describe

The Appraiser is not a building inspector, contractor or engineer. Therefore, the appraiser conducted a visual inspection of all and any accessible areas. The Appraiser makes no guarantees about the structural integrity of the subject property and assumes no adverse conditions were present at time of inspection.

Does the property generally conform to the neighborhood (functional utility, style, condition, use, construction, etc.)? ☒ Yes ☐ No If No, describe

The subject conforms well with its surroundings, having physical and functional characteristics which are not unusual for the neighborhood.

Uniform Residential Appraisal Report

File # AGV082426

There are 13 comparable properties currently offered for sale in the subject neighborhood ranging in price from $ 85,000 to $ 230,000 .

There are 20 comparable sales in the subject neighborhood within the past twelve months ranging in sale price from $ 70,000 to $ 297,000 .

SALES COMPARISON APPROACH

FEATURE	SUBJECT	COMPARABLE SALE # 1		COMPARABLE SALE # 2		COMPARABLE SALE # 3	
Address	709 Georgetown Ct Jonesboro, GA 30236	699 Georgetown Ct Jonesboro, GA 30236		7222 Alicias Way Morrow, GA 30260		7238 April Ct Morrow, GA 30260	
Proximity to Subject		0.02 miles W		1.70 miles SE		1.75 miles SE	
Sale Price	$		$ 194,000		$ 209,000		$ 205,000
Sale Price/Gross Liv. Area	$ sq.ft.	$ 123.72 sq.ft.		$ 143.64 sq.ft.		$ 152.08 sq.ft.	
Data Source(s)		GAMLS#10759518;DOM 48		GAMLS#10718970;DOM 42		GAMLS#10672652;DOM 90	
Verification Source(s)		DB#14292-0495		DB#14261-83		DB#14225-378	
VALUE ADJUSTMENTS	DESCRIPTION	DESCRIPTION	+(-) $ Adjustment	DESCRIPTION	+(-) $ Adjustment	DESCRIPTION	+(-) $ Adjustment
Sales or Financing Concessions		ArmLth FHA;5000		ArmLth FHA;10000		ArmLth FHA;4500	
Date of Sale/Time		s08/26;c07/26		s06/26;c05/26		s05/26;c03/26	
Location	N;Res;	N;Res;		N;Res;		N;Res;	
Leasehold/Fee Simple	Fee Simple	Fee Simple		Fee Simple		Fee Simple	
Site	3441 sf	2396 sf	+1,000	4269 sf	-500	3528 sf	0
View	N;Res;	N;Res;		N;Res;		N;Res;	
Design (Style)	AT2;Townhouse	AT2;Townhouse		AT2;Townhouse		AT2;Townhouse	
Quality of Construction	Q4	Q4		Q4		Q4	
Actual Age	21	21		21		22	0
Condition	C3	C3		C3		C3	
Above Grade Room Count (Total / Bdrms. / Baths)	6 / 3 / 2.5	6 / 3 / 2.5		6 / 3 / 2.5		5 / 2 / 2.5	0
Gross Living Area	1,593 sq.ft.	1,568 sq.ft.	0	1,455 sq.ft.	+12,000	1,348 sq.ft.	+21,000
Basement & Finished Rooms Below Grade	0sf	0sf		0sf		0sf	
Functional Utility	Average	Average		Average		Average	
Heating/Cooling	FWA/CAC	FWA/CAC		FWA/CAC		FWA/CAC	
Energy Efficient Items	None	None		None		None	
Garage/Carport	1ga2dw	1ga2dw		1ga2dw		1ga2dw	
Porch/Patio/Deck	Porch/Patio	Porch/Patio		Porch/Patio		Porch/Patio	
Net Adjustment (Total)		☒ + ☐ -	$ 1,000	☒ + ☐ -	$ 11,500	☒ + ☐ -	$ 21,000
Adjusted Sale Price of Comparables		Net Adj. 0.5 % Gross Adj. 0.5 %	$ 195,000	Net Adj. 5.5 % Gross Adj. 6.0 %	$ 220,500	Net Adj. 10.2 % Gross Adj. 10.2 %	$ 226,000

I ☒ did ☐ did not research the sale or transfer history of the subject property and comparable sales. If not, explain

My research ☒ did ☐ did not reveal any prior sales or transfers of the subject property for the three years prior to the effective date of this appraisal.

Data Source(s) Clayton County Tax Assessor

My research ☐ did ☒ did not reveal any prior sales or transfers of the comparable sales for the year prior to the date of sale of the comparable sale.

Data Source(s) GAMLS/FMLS, Clayton County Tax Records

Report the results of the research and analysis of the prior sale or transfer history of the subject property and comparable sales (report additional prior sales on page 3).

ITEM	SUBJECT	COMPARABLE SALE #1	COMPARABLE SALE #2	COMPARABLE SALE #3
Date of Prior Sale/Transfer	03/06/2026			
Price of Prior Sale/Transfer	$124,400			
Data Source(s)	Public Records	Public Records	Public Records	Public Records
Effective Date of Data Source(s)	08/24/2026	08/24/2026	08/24/2026	08/24/2026

Analysis of prior sale or transfer history of the subject property and comparable sales The Subject property had one sale to occur within the past 36 months. There were no previous sales and/or transfers for Comparables 1 - 3 within the past 12 months of the effective date of the appraisal.

Summary of Sales Comparison Approach Each comparable sale was given proper consideration. All 3 comparable sales were located with in 1.75 radius of the subject property. The subject property is in average condition and the comparables are in average condition. Value adjustments were made based on differences in the physical characteristics between the subject and the comparable properties. The range of market value reflected in the Sales Comparison Approach is from $194,000 to $209,000. These were the best 3 comparable sales available to the Appraiser at the time of the inspection. The Appraiser's decision to select these comparables were based on similarities in design, size, style, room count, floor plan, proximity, quality of construction and condition but not limited to these characteristics. The adjusted sales range of market value is from $195,000 to $226,000. The Appraiser has selected $202,000 as the fair market value of the subject property.

Indicated Value by Sales Comparison Approach $ 202,000

RECONCILIATION

Indicated Value by: Sales Comparison Approach $ 202,000 **Cost Approach (if developed) $** 225,993 **Income Approach (if developed) $** 208,800

The Sales Comparison Approach is considered the best indicator of value as it reflects the action of typical buyers and sellers in an open and competitive market. The Cost Approach is considered the upper limit in the range of value. The Income Approach was not applicable due to the overall neighborhood occupancy being predominantly owner occupied.

This appraisal is made ☒ "as is", ☐ subject to completion per plans and specifications on the basis of a hypothetical condition that the improvements have been completed, ☐ subject to the following repairs or alterations on the basis of a hypothetical condition that the repairs or alterations have been completed, or ☐ subject to the following required inspection based on the extraordinary assumption that the condition or deficiency does not require alteration or repair:

Based on a complete visual inspection of the interior and exterior areas of the subject property, defined scope of work, statement of assumptions and limiting conditions, and appraiser's certification, my (our) opinion of the market value, as defined, of the real property that is the subject of this report is $ 202,000 **, as of** 08/24/2026 **, which is the date of inspection and the effective date of this appraisal.**

Mark Dowdell

Serial# 51F7D409
esign.alamode.com/verify

Uniform Residential Appraisal Report

File # AGV082426

ADDITIONAL COMMENTS

"My analysis, opinions, and conclusions were developed, and this report as been prepared, in conformity with the Georgia Real Estate Appraiser Classification and Regulation Act and the Rules and Regulations of the Georgia Real Estate Appraisers Board." [Real Estate Appraiser Classification and Regulation Act paragraph 539-3.02(1)(m) as amended August 1, 2006]

USE OF THIS REPORT:
"This appraisal has been prepared for the exclusive benefit of the intended client: It may not be used or relied upon by any other party. Any party who uses or relies upon any information in this report does so at his or her own risk. Any information contained herein will only be released with specific authorization from my client.
Additional copies of this report and/or changing the client name executed with authorization from aforementioned client.

SUMMARY OF ABBREVIATIONS UTILIZED IN REPORT:

URAR	Uniform Residential Appraisal Report
USPAP	Uniform Standards Of Professional Appraisal Practice
DCTAO	Douglas County Tax Assessors Office
Red Link	Market Data System
MLS	Multiple Listing System.
HVAC	Heating
PUD	Planned Unit Development
HUD	U.S. Department of Housing and Urban Development
FHA	Federal Housing Administration
GLA	Gross Living Area
GBA	Gross Building Area
S/D	Sub-Division

DIGITAL PHOTOGRAPHS & SIGNATURES:The digital images utilized in this report are an accurate depiction of the subject property and the comparable sales as of the date of the inspection. They have not been enhanced or modified in any way. MLS photo's are utilized when necessary.

COMMENTS ON SALES COMPARISON:
In this appraisal, the appraiser utilized the best available comparable sale properties. All the comparables used are from the same market area as the subject property. The Appraiser utilized similar comparable properties in the sales comparison analysis to form an opinion of the subject's current market value. Due diligence was used in selecting the the comparables. Net and Gross adjustments are within the recommended range. The comparable sales utilized are similar in construction, age, GLA, appearance and design with the subject property. It is the appraiser's opinion that the comparable sales reflect the neighborhood sales value. Adjustments given are warranted and self adjustments given are warranted and self explanatory. Equal emphasis was given to each comparable.

***** PLEASE SEE ADDITIONAL COMMENTS, REFER TO THE APPRAISER'S NOTES & COMMENTS ADDENDUM PAGE ****

• About eSign SignatureThis appraisal report has been electronically signed using eSign by a la mode. It is as valid and legally enforceable as a wet ink signat

COST APPROACH TO VALUE (not required by Fannie Mae)

Provide adequate information for the lender/client to replicate the below cost figures and calculations.
Support for the opinion of site value (summary of comparable land sales or other methods for estimating site value) When land sales are available in the subject's market area they have been considered in estimating land value. The extraction method has been utilized in more developed area.

ESTIMATED ☐ REPRODUCTION OR ☒ REPLACEMENT COST NEW
Source of cost data Marshall & Swift / Solomon Adjustment Calculators
Quality rating from cost service Avg Effective date of cost data 08/24/2026
Comments on Cost Approach (gross living area calculations, depreciation, etc.)
Area calculations for the subject are only approximations for the purpose of this Appraisal. Cost estimates were derived from Marshall and Swift Cost Handbook and Solomon Adjustment Calculator. The site value was extracted from market data and current land sales in the neighborhood. The extended age/life method was used to calculate depreciation.
Estimated remaining economic life is 60 years.
Estimated Remaining Economic Life (HUD and VA only) 43 Years

OPINION OF SITE VALUE				=$	60,600
DWELLING	1,593 Sq.Ft. @ $	135.45		=$	215,772
	0 Sq.Ft. @ $			=$	
				=$	
Garage/Carport	211 Sq.Ft. @ $	71.08		=$	14,998
Total Estimate of Cost-New				=$	230,770
Less	Physical	Functional	External		
Depreciation	65,377			=$(	65,377)
Depreciated Cost of Improvements				=$	165,393
"As-is" Value of Site Improvements				=$	
INDICATED VALUE BY COST APPROACH				=$	225,993

INCOME APPROACH TO VALUE (not required by Fannie Mae)

Estimated Monthly Market Rent $ 1,800 X Gross Rent Multiplier 116 = $ 208,800 Indicated Value by Income Approach
Summary of Income Approach (including support for market rent and GRM)

PROJECT INFORMATION FOR PUDs (if applicable)

Is the developer/builder in control of the Homeowners' Association (HOA)? ☐ Yes ☐ No Unit type(s) ☐ Detached ☐ Attached
Provide the following information for PUDs ONLY if the developer/builder is in control of the HOA and the subject property is an attached dwelling unit.
Legal Name of Project
Total number of phases Total number of units Total number of units sold
Total number of units rented Total number of units for sale Data source(s)
Was the project created by the conversion of existing building(s) into a PUD? ☐ Yes ☐ No If Yes, date of conversion.
Does the project contain any multi-dwelling units? ☐ Yes ☐ No Data Source
Are the units, common elements, and recreation facilities complete? ☐ Yes ☐ No If No, describe the status of completion.

Are the common elements leased to or by the Homeowners' Association? ☐ Yes ☐ No If Yes, describe the rental terms and options.

Describe common elements and recreational facilities.

Uniform Residential Appraisal Report

File # AGV082426

This report form is designed to report an appraisal of a one-unit property or a one-unit property with an accessory unit; including a unit in a planned unit development (PUD). This report form is not designed to report an appraisal of a manufactured home or a unit in a condominium or cooperative project.

This appraisal report is subject to the following scope of work, intended use, intended user, definition of market value, statement of assumptions and limiting conditions, and certifications. Modifications, additions, or deletions to the intended use, intended user, definition of market value, or assumptions and limiting conditions are not permitted. The appraiser may expand the scope of work to include any additional research or analysis necessary based on the complexity of this appraisal assignment. Modifications or deletions to the certifications are also not permitted. However, additional certifications that do not constitute material alterations to this appraisal report, such as those required by law or those related to the appraiser's continuing education or membership in an appraisal organization, are permitted.

SCOPE OF WORK: The scope of work for this appraisal is defined by the complexity of this appraisal assignment and the reporting requirements of this appraisal report form, including the following definition of market value, statement of assumptions and limiting conditions, and certifications. The appraiser must, at a minimum: (1) perform a complete visual inspection of the interior and exterior areas of the subject property, (2) inspect the neighborhood, (3) inspect each of the comparable sales from at least the street, (4) research, verify, and analyze data from reliable public and/or private sources, and (5) report his or her analysis, opinions, and conclusions in this appraisal report.

INTENDED USE: The intended use of this appraisal report is for the lender/client to evaluate the property that is the subject of this appraisal for a mortgage finance transaction.

INTENDED USER: The intended user of this appraisal report is the lender/client.

DEFINITION OF MARKET VALUE: The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: (1) buyer and seller are typically motivated; (2) both parties are well informed or well advised, and each acting in what he or she considers his or her own best interest; (3) a reasonable time is allowed for exposure in the open market; (4) payment is made in terms of cash in U. S. dollars or in terms of financial arrangements comparable thereto; and (5) the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions* granted by anyone associated with the sale.

*Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs which are normally paid by sellers as a result of tradition or law in a market area; these costs are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institutional lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment.

STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS: The appraiser's certification in this report is subject to the following assumptions and limiting conditions:

1. The appraiser will not be responsible for matters of a legal nature that affect either the property being appraised or the title to it, except for information that he or she became aware of during the research involved in performing this appraisal. The appraiser assumes that the title is good and marketable and will not render any opinions about the title.

2. The appraiser has provided a sketch in this appraisal report to show the approximate dimensions of the improvements. The sketch is included only to assist the reader in visualizing the property and understanding the appraiser's determination of its size.

3. The appraiser has examined the available flood maps that are provided by the Federal Emergency Management Agency (or other data sources) and has noted in this appraisal report whether any portion of the subject site is located in an identified Special Flood Hazard Area. Because the appraiser is not a surveyor, he or she makes no guarantees, express or implied, regarding this determination.

4. The appraiser will not give testimony or appear in court because he or she made an appraisal of the property in question, unless specific arrangements to do so have been made beforehand, or as otherwise required by law.

5. The appraiser has noted in this appraisal report any adverse conditions (such as needed repairs, deterioration, the presence of hazardous wastes, toxic substances, etc.) observed during the inspection of the subject property or that he or she became aware of during the research involved in performing the appraisal. Unless otherwise stated in this appraisal report, the appraiser has no knowledge of any hidden or unapparent physical deficiencies or adverse conditions of the property (such as, but not limited to, needed repairs, deterioration, the presence of hazardous wastes, toxic substances, adverse environmental conditions, etc.) that would make the property less valuable, and has assumed that there are no such conditions and makes no guarantees or warranties, express or implied. The appraiser will not be responsible for any such conditions that do exist or for any engineering or testing that might be required to discover whether such conditions exist. Because the appraiser is not an expert in the field of environmental hazards, this appraisal report must not be considered as an environmental assessment of the property.

6. The appraiser has based his or her appraisal report and valuation conclusion for an appraisal that is subject to satisfactory completion, repairs, or alterations on the assumption that the completion, repairs, or alterations of the subject property will be performed in a professional manner.

Uniform Residential Appraisal Report

File # AGV082426

APPRAISER'S CERTIFICATION: The Appraiser certifies and agrees that:

1. I have, at a minimum, developed and reported this appraisal in accordance with the scope of work requirements stated in this appraisal report.

2. I performed a complete visual inspection of the interior and exterior areas of the subject property. I reported the condition of the improvements in factual, specific terms. I identified and reported the physical deficiencies that could affect the livability, soundness, or structural integrity of the property.

3. I performed this appraisal in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice that were adopted and promulgated by the Appraisal Standards Board of The Appraisal Foundation and that were in place at the time this appraisal report was prepared.

4. I developed my opinion of the market value of the real property that is the subject of this report based on the sales comparison approach to value. I have adequate comparable market data to develop a reliable sales comparison approach for this appraisal assignment. I further certify that I considered the cost and income approaches to value but did not develop them, unless otherwise indicated in this report.

5. I researched, verified, analyzed, and reported on any current agreement for sale for the subject property, any offering for sale of the subject property in the twelve months prior to the effective date of this appraisal, and the prior sales of the subject property for a minimum of three years prior to the effective date of this appraisal, unless otherwise indicated in this report.

6. I researched, verified, analyzed, and reported on the prior sales of the comparable sales for a minimum of one year prior to the date of sale of the comparable sale, unless otherwise indicated in this report.

7. I selected and used comparable sales that are locationally, physically, and functionally the most similar to the subject property.

8. I have not used comparable sales that were the result of combining a land sale with the contract purchase price of a home that has been built or will be built on the land.

9. I have reported adjustments to the comparable sales that reflect the market's reaction to the differences between the subject property and the comparable sales.

10. I verified, from a disinterested source, all information in this report that was provided by parties who have a financial interest in the sale or financing of the subject property.

11. I have knowledge and experience in appraising this type of property in this market area.

12. I am aware of, and have access to, the necessary and appropriate public and private data sources, such as multiple listing services, tax assessment records, public land records and other such data sources for the area in which the property is located.

13. I obtained the information, estimates, and opinions furnished by other parties and expressed in this appraisal report from reliable sources that I believe to be true and correct.

14. I have taken into consideration the factors that have an impact on value with respect to the subject neighborhood, subject property, and the proximity of the subject property to adverse influences in the development of my opinion of market value. I have noted in this appraisal report any adverse conditions (such as, but not limited to, needed repairs, deterioration, the presence of hazardous wastes, toxic substances, adverse environmental conditions, etc.) observed during the inspection of the subject property or that I became aware of during the research involved in performing this appraisal. I have considered these adverse conditions in my analysis of the property value, and have reported on the effect of the conditions on the value and marketability of the subject property.

15. I have not knowingly withheld any significant information from this appraisal report and, to the best of my knowledge, all statements and information in this appraisal report are true and correct.

16. I stated in this appraisal report my own personal, unbiased, and professional analysis, opinions, and conclusions, which are subject only to the assumptions and limiting conditions in this appraisal report.

17. I have no present or prospective interest in the property that is the subject of this report, and I have no present or prospective personal interest or bias with respect to the participants in the transaction. I did not base, either partially or completely, my analysis and/or opinion of market value in this appraisal report on the race, color, religion, sex, age, marital status, handicap, familial status, or national origin of either the prospective owners or occupants of the subject property or of the present owners or occupants of the properties in the vicinity of the subject property or on any other basis prohibited by law.

18. My employment and/or compensation for performing this appraisal or any future or anticipated appraisals was not conditioned on any agreement or understanding, written or otherwise, that I would report (or present analysis supporting) a predetermined specific value, a predetermined minimum value, a range or direction in value, a value that favors the cause of any party, or the attainment of a specific result or occurrence of a specific subsequent event (such as approval of a pending mortgage loan application).

19. I personally prepared all conclusions and opinions about the real estate that were set forth in this appraisal report. If I relied on significant real property appraisal assistance from any individual or individuals in the performance of this appraisal or the preparation of this appraisal report, I have named such individual(s) and disclosed the specific tasks performed in this appraisal report. I certify that any individual so named is qualified to perform the tasks. I have not authorized anyone to make a change to any item in this appraisal report; therefore, any change made to this appraisal is unauthorized and I will take no responsibility for it.

20. I identified the lender/client in this appraisal report who is the individual, organization, or agent for the organization that ordered and will receive this appraisal report.

Mark Dowdell

Serial# 51F7D409
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Uniform Residential Appraisal Report

File # AGV082426

21. The lender/client may disclose or distribute this appraisal report to: the borrower; another lender at the request of the borrower; the mortgagee or its successors and assigns; mortgage insurers; government sponsored enterprises; other secondary market participants; data collection or reporting services; professional appraisal organizations; any department, agency, or instrumentality of the United States; and any state, the District of Columbia, or other jurisdictions; without having to obtain the appraiser's or supervisory appraiser's (if applicable) consent. Such consent must be obtained before this appraisal report may be disclosed or distributed to any other party (including, but not limited to, the public through advertising, public relations, news, sales, or other media).

22. I am aware that any disclosure or distribution of this appraisal report by me or the lender/client may be subject to certain laws and regulations. Further, I am also subject to the provisions of the Uniform Standards of Professional Appraisal Practice that pertain to disclosure or distribution by me.

23. The borrower, another lender at the request of the borrower, the mortgagee or its successors and assigns, mortgage insurers, government sponsored enterprises, and other secondary market participants may rely on this appraisal report as part of any mortgage finance transaction that involves any one or more of these parties.

24. If this appraisal report was transmitted as an "electronic record" containing my "electronic signature," as those terms are defined in applicable federal and/or state laws (excluding audio and video recordings), or a facsimile transmission of this appraisal report containing a copy or representation of my signature, the appraisal report shall be as effective, enforceable and valid as if a paper version of this appraisal report were delivered containing my original hand written signature.

25. Any intentional or negligent misrepresentation(s) contained in this appraisal report may result in civil liability and/or criminal penalties including, but not limited to, fine or imprisonment or both under the provisions of Title 18, United States Code, Section 1001, et seq., or similar state laws.

SUPERVISORY APPRAISER'S CERTIFICATION: The Supervisory Appraiser certifies and agrees that:

1. I directly supervised the appraiser for this appraisal assignment, have read the appraisal report, and agree with the appraiser's analysis, opinions, statements, conclusions, and the appraiser's certification.

2. I accept full responsibility for the contents of this appraisal report including, but not limited to, the appraiser's analysis, opinions, statements, conclusions, and the appraiser's certification.

3. The appraiser identified in this appraisal report is either a sub-contractor or an employee of the supervisory appraiser (or the appraisal firm), is qualified to perform this appraisal, and is acceptable to perform this appraisal under the applicable state law.

4. This appraisal report complies with the Uniform Standards of Professional Appraisal Practice that were adopted and promulgated by the Appraisal Standards Board of The Appraisal Foundation and that were in place at the time this appraisal report was prepared.

5. If this appraisal report was transmitted as an "electronic record" containing my "electronic signature," as those terms are defined in applicable federal and/or state laws (excluding audio and video recordings), or a facsimile transmission of this appraisal report containing a copy or representation of my signature, the appraisal report shall be as effective, enforceable and valid as if a paper version of this appraisal report were delivered containing my original hand written signature.

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APPRAISER	SUPERVISORY APPRAISER (ONLY IF REQUIRED)
Signature: Mark Dowdell	Signature
Name: Mark Dowdell	Name
Company Name: A-GAMM Valuations, Incorporated	Company Name
Company Address: P.O Box 84, Union City, GA 30291	Company Address
Telephone Number: 4047352876	Telephone Number
Email Address: mktdemand@bellsouth.net	Email Address
Date of Signature and Report: 08/26/2026	Date of Signature
Effective Date of Appraisal: 08/24/2026	State Certification #
State Certification #: CG2318	or State License #
or State License #	State
or Other (describe) ___ State # ___	Expiration Date of Certification or License
State: GA	
Expiration Date of Certification or License: 12/31/2026	

ADDRESS OF PROPERTY APPRAISED
709 Georgetown Ct
Jonesboro, GA 30236

APPRAISED VALUE OF SUBJECT PROPERTY $ 202,000

LENDER/CLIENT
Name: Mercury Network
Company Name: HouseMax Funding
Company Address: 3711 S MoPac Expy Bldg 2 Ste 400, Austin, TX 78746
Email Address: N/A

SUBJECT PROPERTY

- ☐ Did not inspect subject property
- ☐ Did inspect exterior of subject property from street
  Date of Inspection
- ☐ Did inspect interior and exterior of subject property
  Date of Inspection

COMPARABLE SALES

- ☐ Did not inspect exterior of comparable sales from street
- ☐ Did inspect exterior of comparable sales from street
  Date of Inspection

Respected Home Value, Inc

SINGLE FAMILY COMPARABLE RENT SCHEDULE

File # AGV082426

This form is intended to provide the appraiser with a familiar format to estimate the market rent of the subject property. Adjustments should be made only for items of significant difference between the comparables and the subject property.

ITEM	SUBJECT	COMPARABLE NO. 1		COMPARABLE NO. 2		COMPARABLE NO. 3	
Address	709 Georgetown Ct Jonesboro, GA 30236	639 Georgetown Ct Jonesboro, GA 30236		748 Georgetown Ct Jonesboro, GA 30236		724 Georgetown Ct Jonesboro, GA 30236	
Proximity to Subject		0.09 miles W		0.08 miles E		0.04 miles NE	
Date Lease Begins Date Lease Expires		04/13/2026 04/13/2027		08/10/2026 08/10/2027		02/27/2026 02/27/2027	
Monthy Rental	If Currently Rented: $	$ 1,950		$ 1,700		$ 1,700	
Less: Utilities Furniture	$	$ 0 0		$ 0 0		$ 0 0	
Adjusted Monthly Rent	$	$ 1,950		$ 1,700		$ 1,700	
Data Source		GAMLS		GAMLS		FMLS	
RENT ADJUSTMENTS	DESCRIPTION	DESCRIPTION	+(–)$ Adjust.	DESCRIPTION	+(–)$ Adjust.	DESCRIPTION	+(–)$ Adjust.
Rent Concessions							
Location/View	N;Res; N;Res;	N;Res N;Res		N;Res N;Res		N;Res N;Res	
Design and Appeal	AT2;Townhouse	Townhouse		Townhouse		Townhouse	
Age/Condition	21 C3	22 C3		21 C3		21 C3	
Above Grade Room Count	Total 6 / Bdrms 3 / Baths 2.5	Total 6 / Bdrms 3 / Baths 2.5		Total 6 / Bdrms 3 / Baths 2.5		Total 6 / Bdrms 3 / Baths 2.5	
Gross Living Area	1,593 Sq. Ft.	1,486 Sq. Ft.	+50	1,568 Sq. Ft.	0	1,564 Sq. Ft.	0
Other (e.g., basement, etc.)	0sf						
Other:							
Net Adj. (total)		☒ + ☐ - $	50	☐ + ☐ - $	0	☐ + ☐ - $	0
Indicated Monthly Market Rent		Net 2.6 % Gross 2.6 % $	2,000	Net % Gross % $	1,700	Net % Gross % $	1,700

Comments on market data, including the range of rents for single family properties, an estimate of vacancy for single family rental properties, the general trend of rents and vacancy, and support for the above adjustments. (Rent concessions should be adjusted to the market, not to the subject property.) Market data for comparable single family rental properties in the subject's area indicates monthly rents ranging from $1700 to $1950. The adjusted monthly rents for single family rental properties in the subject's area range from $1,700 to $2,000. The vacancy rate for similar properties in this market is estimated between 3% to 5%. Recent market trends appear to be stable in rental rates over the past year. The Appraiser's decision to select these comparables were based on similarities in design, size, style, room count, floor plan, proximity, quality of construction and condition but not limited to these characteristics. Rent concessions were not noted at the time of review.

Final Reconciliation of Market Rent:

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I (WE) ESTIMATE THE MONTHLY MARKET RENT OF THE SUBJECT AS OF 08/24/2026 TO BE $ 1,800

Appraiser(s) SIGNATURE Mark Dowdell
NAME Mark Dowdell
Certified General
Date Property Inspected 08/24/2026 Report Signed 08/26/2026
License or Certification # CG2318 State GA
Expiration Date of License or Certification 12/31/2026

Review Appraiser (If applicable) SIGNATURE
NAME
Date Property Inspected Report Signed
License or Certification # State
Expiration Date of License or Certification
Review Appraiser ☐ Did ☐ Did Not Inspect Subject Property

Mark Dowdell
Serial# 51F7D409
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Market Conditions Addendum to the Appraisal Report

File No. AGV082426

The purpose of this addendum is to provide the lender/client with a clear and accurate understanding of the market trends and conditions prevalent in the subject neighborhood. This is a required addendum for all appraisal reports with an effective date on or after April 1, 2009.

Property Address 709 Georgetown Ct | City Jonesboro | State GA | ZIP Code 30236

Borrower Sachin Latawa

Instructions: The appraiser must use the information required on this form as the basis for his/her conclusions, and must provide support for those conclusions, regarding housing trends and overall market conditions as reported in the Neighborhood section of the appraisal report form. The appraiser must fill in all the information to the extent it is available and reliable and must provide analysis as indicated below. If any required data is unavailable or is considered unreliable, the appraiser must provide an explanation. It is recognized that not all data sources will be able to provide data for the shaded areas below; if it is available, however, the appraiser must include the data in the analysis. If data sources provide the required information as an average instead of the median, the appraiser should report the available figure and identify it as an average. Sales and listings must be properties that compete with the subject property, determined by applying the criteria that would be used by a prospective buyer of the subject property. The appraiser must explain any anomalies in the data, such as seasonal markets, new construction, foreclosures, etc.

MARKET RESEARCH & ANALYSIS

Inventory Analysis	Prior 7–12 Months	Prior 4–6 Months	Current – 3 Months	Overall Trend		
Total # of Comparable Sales (Settled)	11	5	4	☐ Increasing	☐ Stable	☒ Declining
Absorption Rate (Total Sales/Months)	1.83	1.67	1.33	☐ Increasing	☒ Stable	☐ Declining
Total # of Comparable Active Listings	4	4	13	☐ Declining	☐ Stable	☒ Increasing
Months of Housing Supply (Total Listings/Ab.Rate)	2.2	2.4	9.8	☐ Declining	☐ Stable	☒ Increasing
Median Sale & List Price, DOM, Sale/List %	Prior 7–12 Months	Prior 4–6 Months	Current – 3 Months	Overall Trend		
Median Comparable Sale Price	$179,000	$205,000	$157,499.5	☐ Increasing	☒ Stable	☐ Declining
Median Comparable Sales Days on Market	66	64	47.5	☐ Declining	☒ Stable	☐ Increasing
Median Comparable List Price	$219,500	$209,000	$189,900	☐ Increasing	☒ Stable	☐ Declining
Median Comparable Listings Days on Market	65	51	42	☒ Declining	☐ Stable	☐ Increasing
Median Sale Price as % of List Price	100	100	100	☐ Increasing	☒ Stable	☐ Declining
Seller-(developer, builder, etc.)paid financial assistance prevalent?	☒ Yes	☐ No		☐ Declining	☒ Stable	☐ Increasing

Explain in detail the seller concessions trends for the past 12 months (e.g., seller contributions increased from 3% to 5%, increasing use of buydowns, closing costs, condo fees, options, etc.). GAMLS indicates there were 20 closed sales during the past 12 months and 17 of those sales contained seller concessions which is 85% of the total transactions in this market area. Prior Months 7-12: 11 Sales; 9 with concessions; 82% of sales for this period. 4-6: 5 Sales; 5 with concessions; 100% of sales for this period. 0-3: 4 Sales; 3 with concessions; 75% of sales for this period. The concessions ranged between $2,400 and $12,300. The median concession amount is $7,259.

Are foreclosure sales (REO sales) a factor in the market? ☐ Yes ☒ No If yes, explain (including the trends in listings and sales of foreclosed properties).

The data used in the grid above does not indicate there were any REO/Short sales or other distressed properties associated with the reported transactions. However, this is not a mandatory reporting field for agents and there may be some distressed sales that were not reported. It is beyond the scope of this assignment to confirm each sale used in the Market Conditions Report.

Cite data sources for above information. GAMLS was the data source used to complete the Market Conditions Addendum. 8/26/2026

Summarize the above information as support for your conclusions in the Neighborhood section of the appraisal report form. If you used any additional information, such as an analysis of pending sales and/or expired and withdrawn listings, to formulate your conclusions, provide both an explanation and support for your conclusions.

Due to the local MLS listings practice of expiring or withdrawing listings and re-listing, the median days on the market presented on the 1004 MC should not be considered the most reliable indicator of the actual marketing times. The median sales price trend appears to indicate stability based on the comparable sales price over a 12 month period while the absorption rate is also showing stability in the market. There is stability in the median comparable list price number of days on the market with in the subject's neighborhood. Based on more detailed analysis of listing histories of recent sales and current listings of similar properties in the subject's market area, competitively priced properties should sell with in a 3 to 6 month period. Property sale values have remained stable with in the past year. Supply and demand overall are in balance and foreclosures are not a factor in the subject's market area.

CONDO/CO-OP PROJECTS

If the subject is a unit in a condominium or cooperative project , complete the following: **Project Name:**

Subject Project Data	Prior 7–12 Months	Prior 4–6 Months	Current – 3 Months	Overall Trend		
Total # of Comparable Sales (Settled)				☐ Increasing	☐ Stable	☐ Declining
Absorption Rate (Total Sales/Months)				☐ Increasing	☐ Stable	☐ Declining
Total # of Active Comparable Listings				☐ Declining	☐ Stable	☐ Increasing
Months of Unit Supply (Total Listings/Ab.Rate)				☐ Declining	☐ Stable	☐ Increasing

Are foreclosure sales (REO sales) a factor in the project? ☐ Yes ☐ No If yes, indicate the number of REO listings and explain the trends in listings and sales of foreclosed properties.

Summarize the above trends and address the impact on the subject unit and project.

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APPRAISER

Signature Mark Dowdell	Signature
Appraiser Name Mark Dowdell	Supervisory Appraiser Name
Company Name A-GAMM Valuations, Incorporated	Company Name
Company Address P.O Box 84, Union City, GA 30291	Company Address
State License/Certification # CG2318 State GA	State License/Certification # State
Email Address mktdemand@bellsouth.net	Email Address

Serial# 51F7D409
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Borrower	Sachin Latawa
Property Address	709 Georgetown Ct
City	Jonesboro County Clayton State GA Zip Code 30236
Lender/Client	HouseMax Funding

PREDOMINANT PRICE VERSUS OPINION OF MARKET VALUE -
The predominant price on page one is the MEDIAN of the value range for ALL residential properties within the subject neighborhood. By definition 50% of all homes in the subject neighborhood will be priced below the indicated predominant price and 50% of all homes will be priced above the indicated predominant price. The appraiser's opinion of market value is between the high and the low end of the price spectrum for homes in the subject neighborhood. The relationship between the indicated predominant price and the opinion of market value is not a recognized method of determining whether a property is an over improvement for the area. The predominant price is not related in any manner to the MEDIAN sale price for COMPARABLE properties

• GP Residential: Site Description - Summary of Highest & Best Use

This may be defined as "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability." (Appraisal Institute, Dictionary of Real Estate Appraisal 5th edition). The specific items to be addressed in determining the highest and best use are the legally permissible, physically possible, financially feasible, and maximally productive uses.

Physically Possible - The suitability of the site for development (size, topography, soil, etc.), available utilities and community services, site modifications necessary, and any limitations caused by the foregoing; and the suitability of the physical characteristics of any existing improvements.
Legally Permissible - The legally permissible considerations are those that are not precluded by law, zoning ordinances, or private deed restrictions.
Financially Feasible - The financially feasible considerations are those that show a potential for generating a positive net present value.

Maximally Productive - The maximally productive use of those financially feasible uses that are legally permissible and physically possible is the highest and best use of a site.

A proper determination of Highest and Best Use is an important element in accurately determining the value of a property. In order to determine the Highest and Best Use of this property, we have examined all legally permissible, physically possible, and financially feasible uses as they relate to trends in this market.

Positive Square Footage Adjustments:
The Appraiser was forced to use comparables that were similar in size but based on the appraiser's measurements were unable to find town home sales that were larger than the subject.

Mark Dowdell

Serial# 51F7D409
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Building Sketch

Borrower	Sachin Latawa						
Property Address	709 Georgetown Ct						
City	Jonesboro	County	Clayton	State	GA	Zip Code	30236
Lender/Client	HouseMax Funding						


21 ft
Closet
Bedroom
Full Bath
Laundry
44 ft
44 ft
Second Floor
924 Sq ft
Linen
Closet
Full Bath
Closet
Bedroom
Bedroom
21 ft
9.2 ft
9.2 ft
Concrete Patio
84.8 Sq ft
9.2 ft
21 ft
9.2 ft
Kitchen
Breakfast
24.8 ft
First Floor
668.7 Sq ft
Living
39.3 ft
10.8 ft
10.8 ft
Bath (half)
14.5 ft
14.5 ft
Car Built-In
211.7 Sq ft
19.6 ft
Closet
Foyer
10.2 ft
Open Porch
4 ft
10.2 ft
10.8 ft

Mark Dowdell
Serial# 51F7D409
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File No. AGV082426

UNIFORM APPRAISAL DATASET (UAD) DEFINITIONS ADDENDUM

(Source: Fannie Mae UAD Appendix D: UAD Field-Specific Standardization Requirements)

Condition Ratings and Definitions

C1

The improvements have been recently constructed and have not been previously occupied. The entire structure and all components are new and the dwelling features no physical depreciation.

Note: Newly constructed improvements that feature recycled or previously used materials and/or components can be considered new dwellings provided that the dwelling is placed on a 100 percent new foundation and the recycled materials and the recycled components have been rehabilitated/remanufactured into like-new condition. Improvements that have not been previously occupied are not considered "new" if they have any significant physical depreciation (that is, newly constructed dwellings that have been vacant for an extended period of time without adequate maintenance or upkeep).

C2

The improvements feature no deferred maintenance, little or no physical depreciation, and require no repairs. Virtually all building components are new or have been recently repaired, refinished, or rehabilitated. All outdated components and finishes have been updated and/or replaced with components that meet current standards. Dwellings in this category are either almost new or have been recently completely renovated and are similar in condition to new construction.

Note: The improvements represent a relatively new property that is well maintained with no deferred maintenance and little or no physical depreciation, or an older property that has been recently completely renovated.

C3

The improvements are well maintained and feature limited physical depreciation due to normal wear and tear. Some components, but not every major building component, may be updated or recently rehabilitated. The structure has been well maintained.

Note: The improvement is in its first-cycle of replacing short-lived building components (appliances, floor coverings, HVAC, etc.) and is being well maintained. Its estimated effective age is less than its actual age. It also may reflect a property in which the majority of short-lived building components have been replaced but not to the level of a complete renovation.

C4

The improvements feature some minor deferred maintenance and physical deterioration due to normal wear and tear. The dwelling has been adequately maintained and requires only minimal repairs to building components/mechanical systems and cosmetic repairs. All major building components have been adequately maintained and are functionally adequate.

Note: The estimated effective age may be close to or equal to its actual age. It reflects a property in which some of the short-lived building components have been replaced, and some short-lived building components are at or near the end of their physical life expectancy; however, they still function adequately. Most minor repairs have been addressed on an ongoing basis resulting in an adequately maintained property.

C5

The improvements feature obvious deferred maintenance and are in need of some significant repairs. Some building components need repairs, rehabilitation, or updating. The functional utility and overall livability is somewhat diminished due to condition, but the dwelling remains useable and functional as a residence.

Note: Some significant repairs are needed to the improvements due to the lack of adequate maintenance. It reflects a property in which many of its short-lived building components are at the end of or have exceeded their physical life expectancy but remain functional.

C6

The improvements have substantial damage or deferred maintenance with deficiencies or defects that are severe enough to affect the safety, soundness, or structural integrity of the improvements. The improvements are in need of substantial repairs and rehabilitation, including many or most major components.

Note: Substantial repairs are needed to the improvements due to the lack of adequate maintenance or property damage. It reflects a property with conditions severe enough to affect the safety, soundness, or structural integrity of the improvements.

Quality Ratings and Definitions

Q1

Dwellings with this quality rating are usually unique structures that are individually designed by an architect for a specified user. Such residences typically are constructed from detailed architectural plans and specifications and feature an exceptionally high level of workmanship and exceptionally high-grade materials throughout the interior and exterior of the structure. The design features exceptionally high-quality exterior refinements and ornamentation, and exceptionally high-quality interior refinements. The workmanship, materials, and finishes throughout the dwelling are of exceptionally high quality.

Q2

Dwellings with this quality rating are often custom designed for construction on an individual property owner's site. However, dwellings in this quality grade are also found in high-quality tract developments featuring residence constructed from individual plans or from highly modified or upgraded plans. The design features detailed, high quality exterior ornamentation, high-quality interior refinements, and detail. The workmanship, materials, and finishes throughout the dwelling are generally of high or very high quality.

Mark Dowdell

UNIFORM APPRAISAL DATASET (UAD) DEFINITIONS ADDENDUM

(Source: Fannie Mae UAD Appendix D: UAD Field-Specific Standardization Requirements)

Quality Ratings and Definitions (continued)

Q3

Dwellings with this quality rating are residences of higher quality built from individual or readily available designer plans in above-standard residential tract developments or on an individual property owner's site. The design includes significant exterior ornamentation and interiors that are well finished. The workmanship exceeds acceptable standards and many materials and finishes throughout the dwelling have been upgraded from "stock" standards.

Q4

Dwellings with this quality rating meet or exceed the requirements of applicable building codes. Standard or modified standard building plans are utilized and the design includes adequate fenestration and some exterior ornamentation and interior refinements. Materials, workmanship, finish, and equipment are of stock or builder grade and may feature some upgrades.

Q5

Dwellings with this quality rating feature economy of construction and basic functionality as main considerations. Such dwellings feature a plain design using readily available or basic floor plans featuring minimal fenestration and basic finishes with minimal exterior ornamentation and limited interior detail. These dwellings meet minimum building codes and are constructed with inexpensive, stock materials with limited refinements and upgrades.

Q6

Dwellings with this quality rating are of basic quality and lower cost; some may not be suitable for year-round occupancy. Such dwellings are often built with simple plans or without plans, often utilizing the lowest quality building materials. Such dwellings are often built or expanded by persons who are professionally unskilled or possess only minimal construction skills. Electrical, plumbing, and other mechanical systems and equipment may be minimal or non-existent. Older dwellings may feature one or more substandard or non-conforming additions to the original structure

Definitions of Not Updated, Updated, and Remodeled

Not Updated

Little or no updating or modernization. This description includes, but is not limited to, new homes.

Residential properties of fifteen years of age or less often reflect an original condition with no updating, if no major components have been replaced or updated. Those over fifteen years of age are also considered not updated if the appliances, fixtures, and finishes are predominantly dated. An area that is 'Not Updated' may still be well maintained and fully functional, and this rating does not necessarily imply deferred maintenance or physical/functional deterioration.

Updated

The area of the home has been modified to meet current market expectations. These modifications are limited in terms of both scope and cost.

An updated area of the home should have an improved look and feel, or functional utility. Changes that constitute updates include refurbishment and/or replacing components to meet existing market expectations. Updates do not include significant alterations to the existing structure.

Remodeled

Significant finish and/or structural changes have been made that increase utility and appeal through complete replacement and/or expansion.

A remodeled area reflects fundamental changes that include multiple alterations. These alterations may include some or all of the following: replacement of a major component (cabinet(s), bathtub, or bathroom tile), relocation of plumbing/gas fixtures/appliances, significant structural alterations (relocating walls, and/or the addition of) square footage). This would include a complete gutting and rebuild.

Explanation of Bathroom Count

Three-quarter baths are counted as a full bath in all cases. Quarter baths (baths that feature only a toilet) are not included in the bathroom count. The number of full and half baths is reported by separating the two values using a period, where the full bath count is represented to the left of the period and the half bath count is represented to the right of the period.

Example:
3.2 indicates three full baths and two half baths.

UNIFORM APPRAISAL DATASET (UAD) DEFINITIONS ADDENDUM

(Source: Fannie Mae UAD Appendix D: UAD Field-Specific Standardization Requirements)

Abbreviations Used in Data Standardization Text

Abbreviation	Full Name	Fields Where This Abbreviation May Appear
ac	Acres	Area, Site
AdjPrk	Adjacent to Park	Location
AdjPwr	Adjacent to Power Lines	Location
A	Adverse	Location & View
ArmLth	Arms Length Sale	Sale or Financing Concessions
ba	Bathroom(s)	Basement & Finished Rooms Below Grade
br	Bedroom	Basement & Finished Rooms Below Grade
B	Beneficial	Location & View
Cash	Cash	Sale or Financing Concessions
CtySky	City View Skyline View	View
CtyStr	City Street View	View
Comm	Commercial Influence	Location
c	Contracted Date	Date of Sale/Time
Conv	Conventional	Sale or Financing Concessions
CrtOrd	Court Ordered Sale	Sale or Financing Concessions
DOM	Days On Market	Data Sources
e	Expiration Date	Date of Sale/Time
Estate	Estate Sale	Sale or Financing Concessions
FHA	Federal Housing Authority	Sale or Financing Concessions
GlfCse	Golf Course	Location
Glfvw	Golf Course View	View
Ind	Industrial	Location & View
in	Interior Only Stairs	Basement & Finished Rooms Below Grade
Lndfl	Landfill	Location
LtdSght	Limited Sight	View
Listing	Listing	Sale or Financing Concessions
Mtn	Mountain View	View
N	Neutral	Location & View
NonArm	Non-Arms Length Sale	Sale or Financing Concessions
BsyRd	Busy Road	Location
o	Other	Basement & Finished Rooms Below Grade
Prk	Park View	View
Pstrl	Pastoral View	View
PwrLn	Power Lines	View
PubTrn	Public Transportation	Location
rr	Recreational (Rec) Room	Basement & Finished Rooms Below Grade
Relo	Relocation Sale	Sale or Financing Concessions
REO	REO Sale	Sale or Financing Concessions
Res	Residential	Location & View
RH	USDA - Rural Housing	Sale or Financing Concessions
s	Settlement Date	Date of Sale/Time
Short	Short Sale	Sale or Financing Concessions
sf	Square Feet	Area, Site, Basement
sqm	Square Meters	Area, Site
Unk	Unknown	Date of Sale/Time
VA	Veterans Administration	Sale or Financing Concessions
w	Withdrawn Date	Date of Sale/Time
wo	Walk Out Basement	Basement & Finished Rooms Below Grade
wu	Walk Up Basement	Basement & Finished Rooms Below Grade
WtrFr	Water Frontage	Location
Wtr	Water View	View
Woods	Woods View	View

Other Appraiser-Defined Abbreviations

Abbreviation	Full Name	Fields Where This Abbreviation May Appear

Mark Dowdell

Serial# 51F7D409
esign.alamode.com/verify

Appraiser License

STATE OF GEORGIA
REAL ESTATE APPRAISERS BOARD

MARK GARY DOWDELL

2318

IS AUTHORIZED TO TRANSACT BUSINESS IN GEORGIA AS A

CERTIFIED GENERAL REAL PROPERTY APPRAISER

THE PRIVILEGE AND RESPONSIBILITIES OF THIS APPRAISER CLASSIFICATION SHALL CONTINUE IN EFFECT AS LONG AS THE APPRAISER PAYS REQUIRED APPRAISER FEES AND COMPLIES WITH ALL OTHER REQUIREMENTS OF THE OFFICIAL CODE OF GEORGIA ANNOTATED, CHAPTER 43-39-A. THE APPRAISER IS SOLELY RESPONSIBLE FOR THE PAYMENT OF ALL FEES ON A TIMELY BASIS.

D. SCOTT MURPHY
Chairperson

KEITH STONE
Vice Chairperson

MARLON L. DAY
WILLIAM A. MURRAY
JOHN P. SMITHMYER

1112227767630732

DOWDELL, MARK GARY
120 BURLS COURT
ATLANTA, GA 30349

MARK GARY DOWDELL

#	2318	
Status	ACTIVE	END OF RENEWAL 12/31/2026

CERTIFIED GENERAL REAL PROPERTY APPRAISER

THIS LICENSE EXPIRES IF YOU FAIL TO PAY RENEWAL FEES OR IF YOU FAIL TO COMPLETE ANY REQUIRED EDUCATION IN A TIMELY MANNER.

State of Georgia
Real Estate Commission
Suite 1000 - International Tower
229 Peachtree Street, N.E.
Atlanta, GA 30303-1605

LYNN DEMPSEY
Real Estate Commissioner

1112227767630732

MARK GARY DOWDELL

#	2318	
Status	ACTIVE	END OF RENEWAL 12/31/2026

CERTIFIED GENERAL REAL PROPERTY APPRAISER

THIS LICENSE EXPIRES IF YOU FAIL TO PAY RENEWAL FEES OR IF YOU FAIL TO COMPLETE ANY REQUIRED EDUCATION IN A TIMELY MANNER.

State of Georgia
Real Estate Commission
Suite 1000 - International Tower
229 Peachtree Street, N.E.
Atlanta, GA 30303-1605

LYNN DEMPSEY
Real Estate Commissioner

1112227767630732